Exhibit 10.1

AMENDMENT NO. 1 TO
STOCK PURCHASE & SALE AGREEMENT

This Amendment No. 1 to Stock Purchase & Sale Agreement (this "Amendment") is made and entered into effective as of June 8, 2007 by and between Chiral Quest Acquisition Inc. (“Buyer”), and VioQuest Pharmaceuticals, Inc., a Delaware corporation (“Seller”), relating to the sale by Seller and purchase by Buyer of all of the outstanding shares of capital stock of Chiral Quest, Inc., a Minnesota corporation (“Company”).

WHEREAS, Buyer and Seller have entered into that certain Stock Purchase & Sale Agreement, dated April 10, 2007 (the “Agreement”) related to the purchase of all outstanding equity shares of the Company; and

WHEREAS, Buyer and Seller desire to postpone the latest date on which the Closing of the transaction contemplated by the Agreement has to occur before the parties are entitled to terminate the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The first paragraph of Section 3 of the Agreement shall be restated as follows:

“The Closing (“Closing”) shall take place at the offices of Seller located at 180 Mount Airy Road, Suite 102, Basking Ridge, NJ 07920 commencing at 11:00 a.m., local time, on a date not later than July 9, 2007 (the “Last Closing Date”), or at such other time, date and place as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"). All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed. The Closing shall be deemed to have taken place at 11:59 p.m., local time, on the Closing Date.”

2. All other provisions of the Agreement remain unaffected.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

VioQuest Pharmaceuticals, Inc.

By:	/s/ Daniel E. Greenleaf

Daniel E. Greenleaf President & Chief Executive Officer

Chiral Quest Acquisition Corp.

By:	/s/ Xumu Zhang

Xumu Zhang Its: President